                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            GULF WEST BANKS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

GULF WEST    425 22nd Avenue North
BANKS, INC   St. Petersburg, Florida 33704
             (813) 894-5696




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 16, 1998


         Notice is hereby given that the Annual Meeting of the Stockholders of GULF WEST BANKS, INC. (the "Company") will be held at the Feather Sound Country Club located at 2201 Feather Sound Drive, St. Petersburg, Florida, on Thursday, April 16, 1998, at 5:00p.m. Eastern Daylight Time, for the following purposes:

         1. To elect four directors to serve until the next Annual Meeting of Stockholders at which their respective terms terminate and until their successors are duly elected and qualified.

         2. To transact such other business as may properly come before the meeting.

         Only stockholders of record at the close of business on February 28, 1998, are entitled to notice of and to vote at said meeting or at any adjournments thereof.

                                  By Order of the Board of Directors,

                                  /s/ G. W. Campbell
                                  Gordon Campbell, Chairman of the Board
                                  and President



March 16, 1998








 WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU DO ATTEND THE MEETING AND DECIDE THAT YOU WISH TO VOTE IN PERSON, YOU MAY WITHDRAW
 YOUR PROXY.

                              GULF WEST BANKS, INC.
              425 22ND AVENUE NORTH, ST. PETERSBURG, FLORIDA 33704

                                 PROXY STATEMENT

                                  SOLICITATION

     This proxy statement is furnished by and on behalf of the Board of Directors of GULF WEST BANKS, INC., a Florida corporation ("Gulf West" or the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders, to be held on Thursday, April 16, 1998 at the Feather Sound Country Club located at 2201 Feather Sound Drive, St. Petersburg, Florida at 5:00 p.m. Eastern Daylight Time, and at any adjournment thereof (the "Annual Meeting"). At the Annual Meeting, the presence in person or by proxy of the holders of a majority of the total number of shares of Common Stock outstanding as of the record date will constitute a quorum. Abstentions and broker non-votes will be considered as present for purposes of determining a quorum. This Proxy Statement and the accompanying proxy card, together with the Company's Annual Report for the fiscal year ended December 31, 1997, are first being sent or given to stockholders on or about March 16, 1998.


                                VOTING OF PROXIES

     All shares represented by properly executed proxies will be voted in accordance with the instructions indicated thereon unless such proxies previously have been revoked. If any proxies of holders of Common Stock do not contain voting instructions, the shares represented by such proxies will be voted FOR the Director nominees named in PROPOSAL 1. The Board of Directors does not know of any business to be brought before the Annual Meeting other than as indicated in the notice, but it is intended that, as to any other such business, votes may be cast pursuant to the proxies in accordance with the judgment of the persons acting thereunder. Abstentions will be included in vote totals and considered negative votes; broker non-votes will not be included in vote totals and will not be considered in determining the outcome of the vote.

     Any stockholder who executes and delivers a proxy may revoke it at any time prior to its use upon (a) receipt by the Secretary of the Company of written notice of such revocation; (b) receipt by the Secretary of the Company of a duly executed proxy bearing a later date; or (c) appearance by the stockholder at the Annual Meeting and his request for the return of his proxy made to the inspector of elections prior to the taking of any vote.

     Only stockholders of record at the close of business on February 28, 1998 are entitled to notice of, and to vote at, the Annual Meeting. As of February 28, 1998, there were 4,497,376 shares of Common Stock outstanding, each of which is entitled to one vote. An additional 961,410 were held in escrow by the Company's transfer agent representing shares to be issued to former stockholders of Citizens National Bank and Trust Company upon surrender of their Citizen's shares to the transfer agent.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of February 28, 1998, the beneficial ownership of Gulf West's outstanding Common Stock by (i) each of the Named Officers named in the Summary Compensation Table and each director of the Company and the Company's wholly-owned subsidiary, Mercantile Bank ("Mercantile" or the "Bank"), (ii) all executive officers and directors as a group, based on information filed with the Securities and Exchange Commission and information provided directly to the Company by those persons. To the best knowledge of the Company, no one except management and/or directors listed in the table below owns more than five percent (5%) of the Company's common stock. Unless otherwise indicated, all shares are held with sole voting and investment power.

                                                                       Shares
Name and Address of Beneficial                                         Beneficially     Percent
Owner                                     Position with Company        Owned(1)         of Class(2)
------------------------------            ---------------------        --------         -----------

    DIRECTORS:

Gordon W. Campbell                        Chairman of the Board          548,134(3)         9.09
2000 Bayview Drive                        and President
Tierra Verde,  Florida 33715              Company and Mercantile

John Wm. Galbraith                        Director                       816,333(4)        14.32
1 Beach Drive S.E. #1802                  Company and Mercantile
St. Petersburg, FL 33701

Algis Koncius                             Director                       137,503(5)         2.41
4340 Willow Hills Lane                    Company and Mercantile
Cincinnati, Ohio

Louis P. Ortiz, CPA                       Director                        70,895(6)         1.24
6 Island Drive                            Company and Mercantile
Treasure Island, FL 33706

John Cooper Petagna
615 16th Avenue N.E.                      Director                        20,303(7)          *
St. Petersburg, FL 33704                  Company and Mercantile

P.N. Risser, III                          Director                       175,583(8)         3.08
1844 Brightwater Blvd.                    Company and Mercantile
St. Petersburg, FL 33704

Austin L. Fillmon                         Director                        48,504(9)          *
7319 Sunfish Circle                       Mercantile
Spring Hill, FL 34607

Van L. McNeel                             Director                        10,500             *
3301 Bayshore Boulevard                   Mercantile
Apt. 2409
Tampa, FL 33629



   DIRECTORS/NOMINEES:

Thomas M. Harris                          Director                        84,731 (10)     1.49
12375 Fifth Street East                   Company and Mercantile
Treasure Isle, Florida  33706

Ross E. Roeder                            Director                        40,253 (11)       *
6901-B 16th St. N.E.                      Company and Mercantile
St. Petersburg, FL 33702

Henry W. Hanff, M.D.                      Director                       226,786 (12)     3.98
5243 Hanff Lane                           Company and Mercantile
New Port Richey, FL 34652

Pandurang V. Kamat, M.D.                  Director                       262,910 (13)     4.61
3565 Seaway Drive                         Company and Mercantile
New Port Richey, FL 34652

    OTHER EXECUTIVE OFFICERS:

Barry K. Miller                           Executive Vice President        57,025 (14)     1.00
7266 Rosetree Place West                  Mercantile;
Seminole, FL 33772                        Secretary/Treasurer
                                          Company and Mercantile

All Directors and Executive               ---                          2,567,370 (15)    45.02
Officers as a group (17 persons)

------------------------
*    Represents less than one percent.
(1) The amount beneficially owned by each person has been determined under Rule 13d-3, and includes shares which each person has the right to acquire within the next sixty (60) days.
(2) In calculating the percentage ownership for a given individual or group, the number of shares of Gulf West Common Stock outstanding includes unissued shares subject to options, rights, or conversion privileges exercisable within sixty (60) days held by such individual or group, but are not deemed outstanding by any other person or group.
(3) Consists of 8,500 shares which Mr. Campbell has the right to acquire under presently exercisable outstanding stock options, 129,134 shares held in a Revocable Trust, 10,500 shares held in an IRA account, and 400,000 shares held in a limited family partnership in which Mr. Campbell is general partner.
(4) Includes 7,500 shares which Mr. Galbraith has the right to acquire under presently exercisable outstanding stock options, and 94,500 owned by his spouse and as to which Mr. Galbraith disclaims beneficial ownership.
(5)    Includes  6,825 shares owned by his spouse.
(6) Consists of 12,750 shares which Mr. Ortiz has the right to acquire under presently exercisable outstanding stock options, and 58,145 shares in the name of his partnership.
(7)    Consists of 20,303 shares Mr. Petagna owns jointly with his spouse.
(8) Includes 12,750 shares which Mr. Risser has the right to acquire under presently exercisable outstanding stock options, and 40,830 shares held through his company retirement plan.
(9) Includes 16,168 shares owned jointly by Mr. Fillmon and his spouse and 15,845 shares held by his wife
(10) Includes 12,750 shares which Mr. Harris has the right to acquire under presently exercisable outstanding stock options, 2,835 shares owned jointly with his spouse, and 1,253 shares held only in his spouse's name and as to which Mr. Harris disclaims beneficial ownership.
(11) Includes 12,750 shares which Mr. Roeder has the right to acquire under presently exercisable outstanding stock options.
(12) Includes 5,000 shares which Dr. Hanff has the right to acquire under presently exercisable outstanding stock options, 201,055 shares held in a limited family partnership and 24,252 shares help by a profit sharing trust of his business.
(13) Includes 5,000 shares which Dr. Pandurang has the right to acquire under presently exercisable outstanding stock options, 25,222 shares held jointly with his spouse, and 122,880 shares held by his spouse as guardian for their children. 1
(14) Includes 40,750 shares which Mr. Miller has the right to acquire under presently exercisable outstanding stock options and 15,750 shares held jointly with his spouse.
(15) Includes 175,654 shares the executive officers and directors have the right to acquire under agreements and presently exercisable stock options.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

       The bylaws of Gulf West and Mercantile both provide that directors will be divided into three classes with the number of directors in each class being as nearly equal as possible. The terms of all members of one class expire in the same year, and each class is elected for a three-year term. There are no arrangements or understandings between either Gulf West or Mercantile or any director or executive officer pursuant to which any such individual has been elected a director or executive officer of Gulf West or Mercantile. All executive officers of Gulf West and Mercantile hold office at the pleasure of their respective Boards of Directors. The following table sets forth the names of the directors and executive officers of Gulf West and Mercantile, their ages, and positions held by them with Gulf West and Mercantile.

                                                                                          DIRECTOR OF
                                   POSITION(S)              POSITION(S)                   GULF WEST/        TERM
NAME                      AGE      WITH GULF WEST           WITH MERCANTILE               BANK SINCE        EXPIRES
----                      ---      --------------           ---------------               ----------        -------

Robert A. Blakley         49       Vice President           Executive Vice President      NA/NA             NA/NA

Gordon W. Campbell        65       Chairman/President       Chairman/President            1994/1990         2000/2000

Philip H. Chesnut         53       NA                       Regional President            NA/NA             NA/NA

Austin L. Fillmon         69       Director                 Director                      NA/1998           NA/1999

John Wm. Galbraith        76       Director                 Director                      1994/1997         2000/2000

Henry W. Hanff,           55       Director                 Director                      1998/1998         1998/2001
 M.D.

Thomas M. Harris          64       Director                 Director                      1988/1986         1998/2001


Pandurang V. Kamat,       58       Director                 Director                      1998/1998         1998/2000
 M.D.

Algis Koncius             53       Director                 Director                      1994/1989         1999/1999

Barry K. Miller           49       Secretary/Treasurer      Executive Vice President/     NA/NA             NA/NA
                                                            Secretary/Treasurer

Van L. McNeel             72       NA                       Director                      NA/1998           NA/2001

Louis P. Ortiz, CPA       53       Director                 Director                      1994/1986         1999/1999

John C. Petagna, Jr.      48       Director                 Director                      1994/1994         2000/2000

P. N. Risser, III         56       Director                 Director                      1994/1986         1999/1999

Ross E. Roeder            60       Director                 Director                      1995/1995         1998/2001

John T. Sica              57       Vice President           Executive Vice President      NA/NA             NA/NA

Douglas Winton            50       Vice President           Executive Vice President      NA/NA             NA/NA

Biographical information about the executive officers and directors of Mercantile and Gulf West is set forth below. All such information has been furnished to Gulf West by each such person.

     GORDON W. CAMPBELL has served as director of Gulf West, in the capacity of Chairman of the Board and President of Gulf West since its inception and has served as Chairman of the Board and President of Mercantile since 1990. He was Chairman of SouthTrust Bank of Tampa (formerly Gulf/Bay Bank) from 1985 to 1990, Vice Chairman of NCNB National Bank, Tampa from 1983-1984 and President and CEO of Exchange Bancorp of Tampa from 1974-1983.

     AUSTIN L. FILLMON has served as a Director of Mercantile since February, 1998. He served as a Director of Citizens National Bank and Trust Company, Port Richey, Florida from its inception in 1988 until January, 1998 when Citizens was merged into Mercantile. Mr. Fillmon retired from the general contracting and real estate development business in 1996 after 18 years of operating his own company.

     JOHN WM. GALBRAITH has served as director of Gulf West since its inception and served as a director of Mercantile from 1990 to 1996 and was reelected to the Board of Mercantile in December, 1997. He has been the President and owner of Galbraith Properties, Inc. since 1991, through which he conducts his personal investments. He was Chairman of Templeton Funds Management, Inc., a mutual funds management company located in St. Petersburg, Florida from 1974-1992, and was re-elected to the Board in 1995 and continues to serve as a director presently.

     HENRY W. HANFF, M.D. has served as a Director of Gulf West since January, 1998 and as a Director of Mercantile since February, 1998. He served as Chairman of the Board of Citizens National Bank and Trust Company, Port Richey, Florida from its inception in 1988 until January, 1998 when Citizens was merged into Mercantile. Dr. Hanff is an orthopaedic surgeon .

     THOMAS M. HARRIS has served as director of Gulf West since its inception and has served as a director of Mercantile since 1986. He has been a partner with the law firm of Harris, Barrett, Mann & Dew in St. Petersburg, Florida, since 1979.

     PANDURANG V. KAMAT has served as a Director of Gulf West since January, 1998 and as a Director of Mercantile since February, 1998. He served as a Director of Citizens National Bank and Trust Company, Port Richey, Florida from 1989 to January, 1998 when Citizens was merged into Mercantile. Dr. Kamat is a cardio-thoracic surgeon and has had his own practice since 1986.

     ALGIS KONCIUS has served as director of Gulf West since its inception and has served as a director of Mercantile since 1989. He has been the owner and President of Koncius Enterprises, a real estate investment company in Cincinnati, Ohio, since 1968.

     VAN L. MCNEEL has served as a director of Mercantile since February, 1998. Mr. McNeel was Chairman and CEO of Polymer International Corp. from 1982 to 1989 and Chairman and CEO of McNeel International Corp. from 1989 to 1997. He serves as Chairman of McNeel Capital Company, Overseas Group, Panama and Suncoast Financial Corp., Tampa. He is a director of S.C. Technologies, Denver, Colorado and Triage Energy Corp., Midland, Texas.

     LOUIS P. ORTIZ, CPA has served as director of Gulf West since its inception and has served as a director of Mercantile since 1986. He has been a partner with the public accounting firm of McNulty, Garcia & Ortiz, P.A. located in St. Petersburg, Florida, since 1972.

     JOHN C. PETAGNA, JR. has served as director of Gulf West since its inception and began serving as a director of Mercantile in 1994. He has been the President of American Municipal Securities, Inc., an investment brokerage firm with headquarters in St. Petersburg, Florida, since 1980.

     P. N. RISSER, III has served as director of Gulf West since its inception and has been a director of Mercantile since 1986. Since 1975 he also has been the Chairman and Chief Executive Officer of Risser Oil Corporation, which is involved in the petroleum industry with headquarters in Clearwater, Florida.

     ROSS E. ROEDER joined the Board of Gulf West and Mercantile in 1995. Mr. Roeder was Chairman and CEO of M.D.R., Inc., an international consulting group from 1980 to present. He is also Chairman of Morgan Kaufman Publishers, San Francisco, California; a director of Smart & Final Stores Corporation, Vernon, California; a director of HTI Technologies, Inc., St. Petersburg, Florida; a director of Henry Lee, Miami, Florida; a director of Chicos FAS, Inc., Ft. Myers, Florida; and a director of Port Stockton Foods, Stockton, California.

     BARRY K. MILLER serves as Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer of Mercantile and has held an officer position with Mercantile since 1986. He is also Corporate Secretary and Treasurer of Gulf West. He has over 25 years of banking experience.

     ROBERT A. BLAKLEY serves as Chairman of the Board of Liberty Leasing Corporation, Vice President of Gulf West and Executive Vice President of Mercantile and manages all bank lending functions. He has been with Mercantile since 1991. Prior to joining Mercantile he was with Southeast Bank from 1989 to 1991 as Vice President in Commercial Lending. He has been in the banking business since 1978.

     PHILIP H. CHESNUT has served as President of Mercantile's Pasco County region since January, 1998. Mr.Chesnut was a Director, President and CEO of Citizens National Bank and Trust Company, Port Richey, Florida from 1993 until January, 1998 when Citizens was merged into Mercantile.

     JOHN T. SICA serves as Vice President of Gulf West and as Executive Vice President of Mercantile, with responsibility for administration of Mercantile's branch office network. He joined Mercantile in 1993. Prior to joining Mercantile he was Executive Vice President and Chief Operating Officer with SouthTrust Bank of Tampa where he was employed from 1985 to 1993.

     DOUGLAS WINTON serves as Vice President of Gulf West and as Executive Vice President of Mercantile with responsibility for community banking, marketing, and business development. He joined Mercantile in 1995. Prior to joining Mercantile, he was President, Chief Executive Officer and a director of The Terrace Bank in Temple Terrace, Florida.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     The bylaws of the Company provide that directors will be divided into three classes, with the number of directors in each class being as nearly equal as possible. The terms of all members of one class expire in the same year, and each class is elected for a three-year term. The number of Directors whose term is expiring this year is four. Accordingly, the Board of Directors proposes the election of four Directors, each to hold office until the Annual Meeting of Stockholders to be held in the year during which the term of their respective class expires, or until a successor has been elected and qualified. The term of the class of Messrs. Hanff, Harris and Roeder will expire in 2001 and the term of Mr. Kamat's class will expire in 2000. Unless otherwise instructed by the stockholder, the persons named in the accompanying proxy intend to vote for the election of the persons listed below, all of whom are currently Directors of the Company. If any nominee becomes unavailable for any reason or should a vacancy occur before the election (which events are not anticipated), the proxies will be voted for the election of a substitute nominee to be selected by the persons named in the proxy.

CERTAIN INFORMATION REGARDING DIRECTOR NOMINEES

Name                                Age      Occupation/Background
----                                ---      ---------------------
Henry W. Hanff, M.D.                55       Director of Company since January,
                                             1998 and as a Director of
                                             Mercantile since February, 1998. He
                                             served as Chairman of the Board of
                                             Citizens National Bank and Trust
                                             Company, Port Richey, Florida from
                                             its inception in 1988 until
                                             January, 1998 when Citizens was
                                             merged into Mercantile. Dr. Hanff
                                             is an orthopaedic surgeon .

Thomas M. Harris                    64       Director of the Company since 1994
                                             and Director of the Bank since
                                             1986. Mr. Harris has been a partner
                                             with the law firm of Harris,
                                             Barrett, Mann & Dew in St.
                                             Petersburg, Florida since 1979.

Pandurang V. Kamat, M.D.            58       Director of Company since January,
                                             1998 and as a Director of
                                             Mercantile since February, 1998. He
                                             served as a Director of Citizens
                                             National Bank and Trust Company,
                                             Port Richey, Florida from 1989 to
                                             January, 1998 when Citizens was
                                             merged into Mercantile. Dr. Kamat
                                             is a cardio-thoracic surgeon and
                                             has had his own practice since
                                             1986.

Ross E. Roeder                      59       Director of the Company and the
                                             Bank since 1995. Mr. Roeder is
                                             Chairman and Chief Executive
                                             Officer of M.D.R., Inc., an
                                             international consulting group, a
                                             position he has held since 1980,
                                             and is also a Chairman of the Board
                                             of Morgan Kaufman Publishers in San
                                             Francisco, California. Mr. Roeder
                                             also serves as a director of Smart
                                             & Final Stores Corporation, Vernon,
                                             California; a director of HTI
                                             Technologies, Inc., St. Petersburg,
                                             Florida; a director of Henry Lee,
                                             Miami, Florida; a director of
                                             Chicos FAS, Inc., Ft. Myers,
                                             Florida; and a director of Port
                                             Stockton Foods, Stockton,
                                             California.


     The election of Directors will require the affirmative vote of a plurality of shares voting in person or by proxy at the Annual Meeting. THE BOARD RECOMMENDS THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE ABOVE LISTED NOMINEES AS DIRECTORS.
                                 --- --- --- ---

                   ADDITIONAL INFORMATION CONCERNING DIRECTORS

DIRECTORS' FEES

     The standard compensation for the Company's directors consists of an annual retainer fee and a fee per meeting attended, which are set by the Board each year. The Company's Directors were paid an annual retainer fee of $2,100 in 1997 for their services on the Company's Board. This fee was paid to the directors in the form of 420 shares of Gulf West Common Stock. Directors of the Bank who are otherwise employed by the Bank are not compensated for their services as directors. Outside directors of the Bank, most of whom are also Directors of the Company, were paid $500 per each Board meeting attended and $100 per each committee meeting attended in 1997. Directors are entitled to reimbursement for expenses incurred in attending Board and committee meetings, including travel, food and lodging.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     The Board met, in person or by teleconference, 13 times during the last fiscal year. Each incumbent Director, except P.N. Risser III, attended at least 75% of the Board meetings and Committee meetings of which they were a member.

     The Company has an Executive Committee which in 1997 was comprised of Messrs. Campbell, Galbraith, Harris, Ortiz, Risser and Roeder. Mr. Campbell serves as Chairman. The Executive Committee, when the Board is not in session, has the authority to act on behalf and exercise all powers of the Board except as limited by any resolution of the Board or by the Company's Bylaws. The Executive Committee may not declare dividends; amend the charter or bylaws; recommend to stockholders a merger, consolidation or conversion; sell, lease or otherwise dispose of all or substantially all of the property and assets of the Company; dissolve the Company; or approve a transaction in which any member of the Executive Committee has any material beneficial interest. The Executive Committee also serves as the Company's Compensation/Stock Option Committee. The function of this committee is to review and establish compensation and benefit plans for executive officers of the Company and its subsidiaries and to review and approve the award of stock options to officers and directors of the Company and its subsidiaries. The company's Executive Committee met twice during 1997.


     The Bank's Board of Directors met 12 times during 1997. The Bank presently has four committees --an Executive Committee, an Audit Committee, an Investment Committee, and a Director Loan Committee, which meet as necessary. Pursuant to the Bank's Bylaws, the Board of Directors, by resolution adopted by a majority of the full Board, shall designate members of the various committees of the Board.

     The Bank's Executive Committee in 1997 was comprised of Messrs. Campbell (who served as Chairman), Ortiz, Harris, Risser and Roeder. The principal function of the Executive Committee is to act on behalf and exercise all powers of the Board of Directors of the Bank which may lawfully be delegated to it in the management of the business and affairs of the Bank, when the Board of Directors is not in session. The Executive Committee also serves as the Bank's Compensation Committee. The function of this committee is to review and establish compensation and benefit plans for executive officers of the Bank and to recommend to the Company's Executive Committee the award of stock options to Bank officers and directors. The Committee met twice during 1997.

     The Audit Committee in 1997 was comprised of Messrs. Ortiz (who served as Chairman), Risser and Roeder. This committee's principal function is to oversee and direct the Bank's internal audit program and determine that adequate internal audit controls and procedures are being maintained. The Audit Committee met 3 times during 1997.

     The Investment Committee in 1997 was comprised of Messrs. Koncius (who served as Chairman), Campbell and Petagna. The Investment Committee's principal function is to ensure adherence to investment policies, to recommend amendments thereto and to advise management on investment strategies. This Committee met once during 1997.

     The Director Loan Committee in 1997 was comprised of Messrs. Campbell (who served as Chairman), Harris, Ortiz, Petagna and Roeder. Messrs. Koncius and Risser served as alternate members. The principal function of the Director Loan Committee is to ensure compliance with loan policies, to recommend any amendments thereto, to approve or recommend action on designated credits above any bank officer's lending authority, to exercise authority regarding loans and to exercise, when the Board of Directors is not in session, all other powers of the Board regarding loans that may be lawfully delegated to it. This committee meets jointly with the Board of Directors at its regularly scheduled monthly meetings and on-call as needed. Including such joint meetings, the Committee met a total of 20 times in 1997.



                             EXECUTIVE COMPENSATION

     The following table sets forth, for the years ended December 31, 1997, December 31, 1996, and December 31, 1995, the cash compensation paid by the Company, as well as other compensation paid or accrued for these years, as to the Company's Chief Executive Officer and to each of the other executive officers ("Named Officers").

SUMMARY COMPENSATION TABLE


                                                                                Annual Compensation
                                            ----------------------------------------------------------------------------
                                                                                                              All
                                                                                       Other                 Other
     Name & Principal                         Salary              Bonus                Annual            Compensation(2)
         Position              Year            ($)                 ($)             Compensation(1)            ($)
     ----------------          ----          -------              -----            -------------         -------------

Gordon W. Campbell             1997          145,000                --                 6,000                 4,530
Chairman and President         1996          145,000              14,500               6,000                 5,182
                               1995          145,000                --                 1,000                 2,662

Barry K. Miller                1997          100,000                --                 6,000                 3,180
Executive Vice President       1996          100,000              10,000               6,000                 3,630
Secretary/Treasurer            1995          100,000                --                 1,000                 1,841

(1)    An automobile allowance of $500 per month instituted in November, 1995.
(2)    Represents Bank's match of officer's contribution to 401(k) plan.


STOCK OPTION PLAN

     The Company has a stock option plan for the directors and employees of the Company and the Bank. Under the plan, the Company's Board may award options totaling up to 12% of the Company's total outstanding shares. The option price is established by the Company's Board but shall not be less than the greater of the fair market value of the stock as of the date the option is granted or the par value of such shares. If the shares are not publicly traded, the book value may be substituted for the fair market value. The period over which options may be exercised and vesting periods are determined by the Board for each option granted. Upon sale or change in control of the Company, all options become immediately vested and exercisable. The following table sets forth information with respect to the Named Officers concerning the exercise of options during 1997 and unexercised options held by the Named Officers at fiscal year end pursuant to such Stock Option Plan and including any other Stock Option granted.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

                                                   Number of Securities          Value of Unexercised
                                                   Underlying Unexercised        In-the-Money Options
                      Acquired on     Value        Options held at 12/31/97      At 12/31/97
Name                  Exercise (#)    Realized(1)  Exercisable/Unexercisable     Exercisable/Unexercisable
----                  ------------    -----------  -------------------------     -------------------------
Gordon W. Campbell         5,595      $14,926               110,530/0                     312,698/0
Barry K. Miller              -0-          -0-                56,500/0                     140,600/0

(1) Market value of underlying common stock at exercise date, minus the exercise price.



OPTION GRANTS IN LAST FISCAL YEAR AND LONG-TERM INCENTIVE PLANS

                           Number of  Percent                                    Potential Realizable Value at
                           Securities of Total                                   Assumed Annual Rates of
                           Underlying Options                                    Stock Price Appreciation for
                           Options    Granted to   Exercise or                           Option Term(2)
                           Granted(#) Employees in Base Price   Expiration               --------------
Name                         (1)      Fiscal Year  ($/Share)    Date             5% ($)         10% ($)
----                       ---------- ------------ -----------  ----------       ------         -------

Gordon W. Campbell         8,500      12.69%       $5.50        8/21/07          $29,410        $74,460
Barry K. Miller            4,000       5.98%       $5.50        8/21/07          $13,840        $35,040

(1) These options were vested immediately.
(2) The potential realizable value of grant of options, assuming that the market price of common stock appreciates in value from the date of grant to the end of the option term at either a 5% or a 10% annualized rate. The ultimate values of the options will depend on the future market price of the common stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the common stock over the exercise price on the date the option is exercised.

 There are no other long-term incentive programs for Messrs. Campbell or Miller.

SALARY CONTINUATION AGREEMENTS

     The Bank has entered into agreements with five of its executive officers whereby the Bank has agreed to make certain payments to the executives upon their severance or retirement and to their designated beneficiaries in the event of their deaths. The payments will be made to the officers or beneficiaries over a period of fifteen years. The table below provides information relative to each of the executives covered under this plan.

                             ANNUAL BENEFIT          RETIREMENT       EFFECTIVE         VESTING
     OFFICER                 AT RETIREMENT           DATE             DATE              PERIOD
     -------                 --------------          ----------       ---------         -------
     Gordon W. Campbell.......    $50,000              9/1/02          8/17/92           10 years
     Barry K. Miller  ........    $50,000              2/1/14          1/01/94           20 years
     Robert A. Blakley .......    $50,000              2/1/14          1/01/94           20 years
     John T. Sica.............    $25,000              6/1/05          5/01/95           10 years
     Douglas Winton...........    $40,000              2/1/13          1/01/97           16 years

     The Bank has not committed to fund these agreements and the covered executives or their beneficiaries shall be general creditors of the Bank in the same manner as any other creditor having an unsecured claim against the Bank.

     The cost of providing these benefits is being accrued by the Bank over the working lives of the executives. The benefits are self-funded because the plan is self-funded. The Bank will have use of these assets for investment in the Bank's loan and securities portfolio throughout the term. These accruals are charged to employee benefit expense on the Bank's income statement. The table below shows the amount which was or will be charged to expense by period indicated.

                     TIME                         EXPENSE AMOUNT
                     ----                         --------------
                     1995                            $   66,000

                     1996                                76,000

                     1997                                96,000

                     1998                               106,000

                     1999                               115,000

                     2000                               124,000

                2001-2005                               524,000

                2006-2010                               421,000


STOCK PURCHASE PLAN

         The Company maintains an Employee Stock Purchase Plan for the officers and employees of the Company and its subsidiaries. Under the plan, officers and employees are able to purchase up to 480 shares of the Company's Common Stock each calendar year, with a minimum purchase of 24 shares per year. Stock purchases must be paid for in cash or through payroll deduction during the year of purchase. Elections to purchase stock must be made prior to January 15 of each year. The purchase price is the greater of market value or book value as of the close of business on December 31 of the year immediately prior to the year of purchase ($5.12 per share for December 31, 1996). Any officer or employee who can not complete the current year's purchase commitment will be barred from any more purchases under the plan for the current year plus one full calendar year.

KEY MAN LIFE INSURANCE

         The Bank is the beneficiary of life insurance contracts purchased on the lives of five of its executive officers. These policies are whole life policies with the premiums paid either lump sum at inception or over a five year period. The cash values of these policies are carried as an asset on the Company's financial statements.
Information relative to these policies is shown below.

                                                                             CASH VALUE AT
                INSURED                     PREMIUM        FACE AMOUNT     DECEMBER 31, 1997
                -------                     -------        -----------     -----------------
         Robert A. Blakley.............    $ 42,187(1)      $  771,235          $ 71,052
                                           $100,000(2)      $  285,000          $113,356

         Gordon W. Campbell............    $500,000(3)      $  900,000          $629,810

         Barry K. Miller...............    $ 58,014(1)      $1,026,895           $97,124

         John T. Sica..................    $200,000(4)      $  428,000          $225,365

         Douglas Winton................    $305,000(5)      $  775,000          $312,988

         (1) Annual premium paid over five year period from 1993-1997. Insurer is Phoenix Home Life Mutual Insurance Company.
         (2) Lump sum premium paid in 1995. Insurer is West Coast Life Insurance Company.
         (3)  Lump sum premium paid in 1992.  Insurer is Alexander Hamilton
              Life Insurance Company of America.
         (4)  Lump sum premium paid in 1995.  Insurer is Chubb Life America.
         (5)  Lump sum premium paid in 1997.  Insurer is The Mutual Group.

     The life insurance policies on Mr. Blakley and Mr. Miller were placed through the United States subsidiary of Confederation Life Insurance Company ("Confederation"), a Canadian mutual insurance company. In August 1994, the Canadian parent was placed in liquidation by the Canadian courts and the U.S. subsidiary was placed in rehabilitation by the Michigan Commissioner of Insurance. While in rehabilitation, all payouts of accumulated cash values were suspended until a course of action could be determined by the rehabilitators. Until this matter was resolved, Mercantile discontinued making the annual premium payments on the Increasing Whole Life Rider portion of the coverages amounting to $52,740 for Mr. Miller and $38,352 for Mr. Blakley. The base policy premiums were paid out of accumulated cash values. In addition, Mercantile suspended the accrual of any earnings on these policies. Mercantile was informed in March, 1997, that the liquidator of Confederation entered into an Assumption Reinsurance Agreement (the "Reinsurance Agreement") with Phoenix Home Life Mutual Insurance Company ("Phoenix"). The terms of the Reinsurance Agreement provide for the assumption of certain individual policies, including Mercantile's policies, on a paid-in-full basis. Closing of the transaction took place on December 31, 1997. In January, 1998, Mercantile resumed the accrual of earnings on these policies and increased the book value of these policies to the cash values indicated by Phoenix.


Transactions with Management and Others

     The Bank has entered into an employment contract with Gordon W. Campbell. The contract is for a term of ten years ending August 25, 2002 at such reasonable salary as the parties shall agree to from time to time. The contract requires him to perform the duties associated with the position of Chairman and President. Upon separation from the Bank for any reason other than cause, Mr. Campbell shall be retained as a consultant for a salary of $60,000 per year for the remaining term of the contract. In the event there is a "sale of the bank" (as defined therein), the term of the contract may be reduced to the lesser of five (5) years from the date of the reduction or the balance of the contract. Additionally, pursuant to the contract, Mr. Campbell was granted options to acquire Fifty-Two Thousand Five Hundred (52,500) shares of stock at the price of Three Dollars and Four Cents ($3.04) per share, as adjusted for stock dividends and stock splits, upon execution. For loan transactions with management, see "--Indebtedness of Management."

INDEBTEDNESS OF MANAGEMENT

     From time to time the Bank will extend loans to its directors, executive officers and their related entities, as well as to directors of the Company. All such loans made in 1997, as well as in 1996 and 1995: (A) were made in the ordinary course of business, (B) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (C) did not involve more than the normal risk of collectability or present other unfavorable features.

     Total loans outstanding to Mercantile's directors, executive officers, and their related entities at December 31 1997 and December 31, 1996 and 1995 were $1,105,000, $697,000 and $899,000 respectively.

REGISTRATION RIGHTS AGREEMENT

     The Company has entered into a Registration Rights Agreement with Gordon W. Campbell and John Wm. Galbraith. Under the Registration Rights Agreement, the Company has agreed with Messrs. Campbell and Galbraith that if it files a registration statement as to any of its securities with the SEC at any time while either of them owns Gulf West stock, the Company will at its expense register or qualify all or, at their option, any portion of the Gulf West stock owned by them concurrently with the registration of Gulf West securities.

     In addition, Messrs. Campbell and Galbraith have the right under the Registration Rights Agreement (subject to certain exceptions) at any time to direct the Company to prepare and file with the SEC, at Gulf West's expense, a registration statement sufficient to permit the public offering and sale of Gulf West stock owned by them through the facilities of all appropriate securities exchanges and the over-the-counter market. The Company shall, however, only be obligated to file one such registration statement at the direction of Messrs. Campbell and Galbraith.

     If the managing underwriter of any offering covered by a registration statement described above advises Messrs. Campbell and Galbraith in writing that marketing factors require a limitation of the number of shares to be underwritten, Gulf West stock held by stockholders other than Messrs. Campbell and Galbraith shall first be excluded from such registration on a pro rata basis in proportion to ownership of Gulf West stock by such other holders of Gulf West stock to the extent required by such limitation. Thereafter, Gulf West stock held by Messrs. Campbell and Galbraith shall be excluded from such registration on a pro rata basis in proportion to their ownership of Gulf West stock to the extent required by such limitation.

     The Registration Rights Agreement also contains provisions pursuant to which (i) Gulf West agrees to indemnify Messrs. Campbell and Galbraith against losses, costs, and expenses incurred by them as a result of any untrue statement of a material fact contained in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, relating to the sale of any of the Gulf West stock owned by them, or in any application or other document or communication executed by or on behalf of the Company or based upon written information furnished by or on behalf of Gulf West filed in any jurisdiction in order to register or qualify Gulf West stock owned by them under the securities or blue sky laws of any state or filed with the SEC or any other securities commission, and (ii) Messrs. Campbell and Galbraith agree to indemnify Gulf West, to the same extent as the foregoing indemnity by the Company, and under the same circumstances, with respect to information furnished by them. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of Gulf West pursuant to such provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a renew of forms 3, 4 or 5 and amendments thereto furnished to the Company pursuant to Rule 16(a)-3(e) during its most recent fiscal year, and any written representation received from the reporting persons as to any such Forms not being required, the Company believes that all directors, officers or beneficial owners of more than 10 percent of the Company's stock have filed, on a timely basis, any such reports required to be filed with the Securities and Exchange Commission.




              EXECUTIVE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     General. The Company has no Compensation Committee, but the Executive Committee of the Company acts as the Compensation/Stock Option Committee and in this capacity reviews and approves executive compensation of the Company and its subsidiaries' executive officers. In 1997, Messrs. Campbell (who served as Chairman), Galbraith, Harris, Ortiz, Risser and Roeder served on this Committee.

     The current executive compensation program consists of base salary, annual performance incentives, and long-term incentive opportunity in the form of stock options. Base salaries are comparable with those of similar asset-sized banking companies in Florida. The Committee believes this policy allows the Company to attract and retain high quality personnel, while at the same time maximizing Company performance. Long-term incentive is based on stock performance through stock options. The Committee's position is that stock ownership by management is beneficial in aligning management's and stockholder's interests to enhance stockholder value.

     Currently, the executive officers of the Company are not compensated for their services and are only compensated for their services as officers of the Bank through the salaries established by the Executive Committee of the Bank. Due to recent changes in tax laws, certain non-performance-based compensation to executives of public companies in excess of $1,000,000 is no longer deductible for tax purposes. It is the responsibility of the Committee to determine whether any actions with respect to this new compensation limit should be taken by the Company. During 1997, no executive officers of the Company received any compensation in excess of this limit nor is it anticipated that any executive officer will receive any such compensation during 1998. Therefore, the Committee has not taken any action to date to comply with this new limit. The Committee will continue to monitor this situation and will take appropriate action if same is warranted in the future.

     Base Salary. In setting the 1997 base salary for the Chief Executive Officer, the Committee reviewed the Bank's overall financial performance during the 1996 fiscal year, considering in particular, return on equity, net income, earnings per share, asset quality and growth in assets compared to comparable community banks, as well as the Chief Executive Officer's individual performance and direct contribution to the Bank's performance during the 1996 fiscal year. While the Bank made considerable progress during 1996 in meeting its goals in most areas, net income, return on equity and earnings per share were well below peer group performance due in large part to the $470,000 Special Assessment paid to the Federal Deposit Insurance Corporation to replenish the Savings Association Insurance Fund. The Committee determined that the Chief Executive Officer's salary for 1997 should remain unchanged from the 1996 level of $145,000. The 1997 base salary levels for the remaining Named Officers were based on similar criteria and considerations as well as the recommendations of the Chief Executive Officer to the Committee, and such officers' salaries were also left unchanged.

     Long-term Incentives. Directors, officers and employees of the Company and its subsidiaries are eligible to participate in the Company's Stock Option Plan. The Stock Option Plan is designed to assist the Company in securing and retaining quality employees by allowing them to participate in the ownership and financial success of the Company. The granting of stock options gives those employees receiving the grants significant additional incentives to work for the long term success of the Company. The Committee determines the number of option grants made to specific individuals by evaluating their relative degree of influence over the results of the operations of the Company. There is no specific formula that the Committee uses in determining the individuals who will be awarded option grants or the timing, vesting and amounts of such grants.

                                                  COMPENSATION COMMITTEE

                                                  Gordon W. Campbell
                                                  John Wm. Galbraith
                                                  Thomas M. Harris
                                                  Louis P. Ortiz
                                                  P.N. Risser, III
                                                  Ross E. Roeder




                                  OTHER MATTERS

     The Board of Directors of the Company knows of no other matters that may come before the meeting. However, if any other matters should properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgement.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Hacker, Johnson, Cohen & Grieb, P.A. served as the Company's independent public accountants for the fiscal year ended December 31, 1997. The Board of Directors has re-appointed Hacker, Johnson, Cohen & Grieb, P.A. to act as the public accountants for the fiscal year ending December 31, 1998. A representative of Hacker, Johnson, Cohen & Grieb, P.A. is expected to be present at the Annual Meeting of Stockholders and will have the opportunity to make a statement, if his firm so elects, and to respond to appropriate questions from stockholders.


                 STOCKHOLDERS' PROPOSALS FOR 1998 ANNUAL MEETING


     Proposals for stockholder action which eligible stockholders wish to have included in the Company's proxy materials to be mailed to stockholders in connection with the Company's 1998 Annual Meeting must be received by the Company at its corporate headquarters on or before December 31, 1998.


                             LISTING OF STOCKHOLDERS

     A complete list of the stockholders entitled to vote at the Annual Meeting of the Stockholders, to be held on April 16, 1998, will be available for inspection during normal business hours at the Company's headquarters for a period of at least ten days prior to the Annual Meeting, upon written request to the Company by a stockholder, and at all times during the Annual Meeting at the place of the meeting.

                          PROXY SOLICITATION EXPENSES

     The cost of this proxy solicitation, including the reasonable expenses of brokerage firms or other nominees for forwarding proxy materials to the beneficial owners, will be borne exclusively by the Company. In addition to solicitation by mail, proxies may be solicited by telephone, telecopy or personally. Proxies may be solicited by Directors, executive officers and other employees of the Company without additional compensation.

                                  ANNUAL REPORT

     The copy of the Company's Annual Report for the year ended December 31, 1997 is being mailed with this Proxy Statement but is not to be considered a part hereof.


                       REQUESTS FOR ADDITIONAL INFORMATION

     A copy of the Company's annual report on Form 10-K for the year ended December 31, 1997, including the financial statements and schedules thereto but excluding the exhibits, may be obtained without charge by any stockholder whose proxy is solicited hereby upon written request to:

                                    Barry K. Miller
                                    Secretary
                                    Gulf West Banks, Inc.
                                    425 22nd Avenue North
                                    St. Petersburg, Florida 33704


                                      --- --- --- ---



                                    By order of the Board of Directors,

                                    /s/ G.W. Campbell
                                    Gordon Campbell
                                    Chairman of the Board, and President
                                    St. Petersburg, Florida


                                    -----------------------

                                                                        APPENDIX


                              GULF WEST BANKS, INC.
                              425 22ND AVENUE NORTH
                          ST. PETERSBURG, FLORIDA 33704

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR ANNUAL MEETING OF SHAREHOLDERS, APRIL 16, 1998


The undersigned hereby appoints Gordon W. Campbell and John Wm. Galbraith or any of them acting in the absence of the other, with power of substitution, my true and lawful attorney or attorneys, for me and in my name and stead to vote as proxy or proxies upon all shares of stock of GULF WEST BANKS, INC. entitled to vote, owned by me or standing in my name on the books of the Company, at the close of business on February 28, 1998, at the Annual Meeting of the Shareholders of GULF WEST BANKS, INC. to be held at Feather Sound Country Club located at 2201 Feather Sound Drive, St. Petersburg, Florida, on the 16th day of April, 1998 at 5:00 p.m. in the afternoon of that day, or any adjournment thereof, for the following purposes:

1.   To elect as Directors for the terms indicated.

      [ ]  FOR all nominees listed below                        [ ]  WITHHOLD AUTHORITY to vote for
            (except as written to the contrary below)                  nominees listed below

            Henry W. Hanff, MD   Thomas M. Harris   Ross E. Roeder   Pandurang V. Kamat, MD
            (3 years)            (3 years           (3 years)        (2 years)

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

     -----------------------------------------------------------------------

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
                           (Continued on Reverse Side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

PLEASE SIGN EXACTLY AS NAME APPEARS ON STOCK CERTIFICATE.

                                        If shares are jointly held, all joint
                                        owners should sign. When signing as
                                        executor, administrator, attorney,
                                        trustee or guardian, please give full
                                        title as such. If corporation, please
                                        sign in full corporate name by
                                        authorized officer. If partnership,
                                        please sign in partnership name by
                                        authorized officer.

                                        Dated:
                                              ---------------------------------


                                        ---------------------------------------
                                        Signature

                                        ---------------------------------------
                                        Signature if Held Jointly


        PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
                             THE ENCLOSED ENVELOPE